EXHIBIT 8.1

                              LIST OF SUBSIDIARIES




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


                              LIST OF SUBSIDIARIES



1. Stanford Oil & Gas Ltd. Incorporated April 14, 1983 in British Columbia and continued into Yukon Territory on August 10, 1998.

2.   A.I. Solutions Ltd. Incorporated in British Columbia on November 5, 2001.



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